Exhibit 99.1

Arconic Announces Pricing of Additional Notes Offering

PITTSBURGH--(BUSINESS WIRE)--February 24, 2021--Arconic Corporation (NYSE: ARNC) (“Arconic” or “the Company”) announced today the pricing of its offering of an additional $300 million aggregate principal amount of the Company’s 6.125% Senior Secured Second-Lien Notes due 2028 (the “Additional Notes”). The Additional Notes will be issued at an offering price of 106.25% of the principal amount thereof, plus accrued interest from February 15, 2021. The sale of the Additional Notes is expected to be completed on March 3, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds of the issuance of the Additional Notes for general corporate purposes, including to fund the annuitization of certain pension plan obligations. The Additional Notes will be fully and unconditionally guaranteed, jointly and severally, by each of the Company’s wholly-owned domestic subsidiaries, on a senior secured second-priority basis. Each of the Additional Notes and the related guarantees will be secured on a second-priority basis by liens on certain assets of the Company. The Additional Notes will be issued under the indenture governing the Company's existing 6.125% Senior Secured Second-Lien Notes due 2028 (the “Existing Notes”). The Additional Notes will be treated as a single series with the Existing Notes and will have the same terms as the Existing Notes, other than with respect to the date of issuance and issue price.

The Additional Notes and related guarantees are being sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

The Additional Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Additional Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Additional Notes or related guarantees are being made only by means of a private offering memorandum.

About Arconic Corporation

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, building and construction, industrial and packaging markets.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the intended conduct, timing and terms of the proposed Additional Notes offering, related financing plans and any future actions by Arconic in respect of the proposed Additional Notes. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic Corporation believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance. Although Arconic Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, these expectations may not be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to our ability to successfully enter into the proposed transactions regarding the Additional Notes on favorable terms within the intended timing and the other risk factors summarized in Arconic Corporation’s Form 10-K for the year ended December 31, 2020, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Market projections are subject to the risks discussed in Arconic’s reports and other risks in the market. The statements herein are made as of the date of this release, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Contacts

Investor Contacts
Jason Secore
Shane Rourke
(412) 315-2984
Investor.Relations@arconic.com

Media Contact
Tracie Gliozzi
(412) 992-2525
Tracie.Gliozzi@arconic.com

2